[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.35
Execution Copy
MANUFACTURING AGREEMENT
between
DYNAVAX TECHNOLOGIES CORPORATION
and
MERCK & CO., INC.

Execution Copy
     This Manufacturing Agreement (the “Agreement”) dated as of October 31, 2007 (“Effective Date”) is made by and between Dynavax Technologies Corporation (“Dynavax”), a corporation organized under the laws of Delaware, and Merck & Co., Inc. (“Merck”), a corporation organized under the laws of New Jersey. Each of Dynavax and Merck is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.
W I T N E S S E T H:
     Whereas, Dynavax and Merck have entered into that certain Exclusive License and Development Collaboration Agreement (the “License Agreement”), dated as of the Effective Date under which Dynavax has provided an exclusive license to Merck for its hepatitis B surface antigen (“Hepatitis B Surface Antigen”) combined with the 1018 ISS (as defined in the License Agreement) in the Hep B Field (as defined in the License Agreement); and
     Whereas, Merck desires to use the Hepatitis B Surface Antigen, along with the 1018 ISS together with Merck’s fill and finish capabilities to sell Licensed Vaccines or Product (as defined herein); and
     Whereas, until such time that the process and formulation technology transfer from Dynavax to Merck is completed, Dynavax shall supply Merck and Merck shall purchase, its requirements for Licensed Vaccines or Products (solely for use in Clinical Trials (as defined in the License Agreement)), [ * ]; and
     Whereas, Merck wishes to engage Dynavax to Manufacture (as defined herein) on Merck’s behalf its requirements of Hepatitis B Surface Antigen in accordance with the terms and conditions set forth in this Agreement and the License Agreement.
     Now Therefore, in consideration of the foregoing premises and mutual covenants herein contained, Dynavax and Merck hereby agree as follows:
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

1. DEFINITIONS
     As used herein, the following capitalized terms shall have the respective meanings set forth below unless otherwise specifically provided herein and where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement:
     1.1 “Act” shall have the meaning given such term in Section 5.1(a).
     1.2 “Affiliate” shall have the meaning given such term in the License Agreement.
     1.3 “Agreement” shall have the meaning given such term in the preamble to this Agreement.
     1.4 “Authorization” shall mean all approvals or permits granted by a Regulatory Authority necessary to market and sell a Product, including without limitation all applicable pricing and reimbursement approvals, required to sell such Product in a country within the Territory.
     1.5 “BLA” shall mean the Biologics License Application prepared in accordance with applicable FDA regulations for filings with the FDA for marketing authorization of Product, or its equivalent in other countries within the Territory in conformance with the requirements of the applicable Regulatory Authority.
     1.6 “Calendar Year” shall mean each successive period of twelve (12) months commencing from January 1 and ending on December 31.
     1.7 “cGMPs” shall mean all laws and regulations relating to the manufacture of Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, in the USA and European Union, including but not limited to the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations and/or in the European Commission Guide to Good Manufacturing Practice for Medicinal Products (also known as EudraLex Volume 4), Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(also known as EudraLex Volume 4 part 2), in each case, as are in effect on the Effective Date and as may be modified or supplemented during the term of this Agreement.
     1.8 “Complete Invoice” shall have the meaning set forth in Section 8.3.
     1.9 “Delivery” shall have the meaning set forth in Article 7.
     1.10 “Dose”; “Doses” shall mean the target fill quantity of formulated Hepatitis B Surface Antigen required to fill a vial of Licensed Vaccine or Product for clinical use or commercial sale as more fully described and calculated on Exhibit B attached hereto.
     1.11 “Effective Date” shall have the meaning given such term in the preamble to this Agreement.
     1.12 “Facility” shall mean Dynavax’s new Manufacturing facility currently expected to be located at [ * ] at which Hepatitis B Surface Antigen is Manufactured.
     1.13 “FDA” shall mean the United States Food and Drug Administration and any successor governmental authority having substantially the same function.
     1.14 “Firm Order” shall mean a binding commitment on the part of Merck or its Related Party to purchase, and on the part of Dynavax to supply, certain quantity of Hepatitis B Surface Antigen.
     1.15 “Hepatitis B Surface Antigen” shall have the meaning given such term in the preamble to this Agreement.
     1.16 “Initial Pricing” shall have the meaning given such term in Section 8.1.
     1.17 “Initial Pricing Period” shall have the meaning given such term in Section 8.1.
     1.18 “Know-How” shall mean, any non-public, documented or otherwise recorded or memorialized knowledge, experience, know-how, technology, information, and data, including formulas and formulations, processes, techniques, unpatented inventions, discoveries, ideas, and
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

developments, test procedures, and results, together will all documents and files embodying the foregoing.
     1.19 “Launch” shall mean, on a country-by-country basis, after receipt of Authorization for Product in any country the first day on which Merck or a Related Party ships Product to a wholesaler or Third Party in such country, excluding however, any sale or other distribution for use in a Clinical Trial in such country.
     1.20 “License Agreement” shall have the meaning given such term in the preamble to this Agreement.
     1.21 “Licensed Vaccine” shall have the meaning given such term in the License Agreement.
     1.22 “Live Agent” shall have the meaning given such term in Section 6.9.
     1.23 “Long Range Forecast” shall have the meaning set forth in Section 3.1.
     1.24 “Major Market Launch” shall have the meaning set forth in Section 3.1.
     1.25 “Manufacture” shall mean all operations of Dynavax involved in (i) the receipt, incoming inspections, storage and handling of Materials and (ii) the manufacturing, warehousing, quality control testing (including in-process, release and stability testing), releasing, and shipping of bulk Hepatitis B Surface Antigen.
     1.26 “Manufacturing Fee” shall have the meaning set forth in Section 8.1.
     1.27 “Manufacturing Technology” shall mean all inventions, discoveries, improvements, methods, processes, formulas, Materials, Know-How, trade secrets, technology, data or information Controlled by Dynavax whether patentable or not which are related to the manufacturing process of Hepatitis B Surface Antigen, in the Control of Dynavax or its Affiliates as of the effective date of the License Agreement, or which thereafter become Controlled by Dynavax or its Affiliates and subject to the grant of a license under Section 3.2 of the License Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.28 “Master Cell Bank(s)” shall have the meaning given such term in Section 9.1.
     1.29 “Materials” shall mean all raw materials necessary for the Manufacture of Hepatitis B Surface Antigen, including without limitation, intermediates, components, containers, labels and packaging materials.
     1.30 “MST” shall have the meaning given such term in Section 4.3.
     1.31 “Party/Parties” shall have the meaning given such term in the preamble to this Agreement.
     1.32 “Pilot Facility” shall have the meaning given such term in Section 9.2.
     1.33 “Product” shall have the meaning given such term in the License Agreement.
     1.34 “Quality Agreement” shall have the meaning set forth in Section 6.11.
     1.35 “Regulatory Authority” shall mean any applicable governmental organization, agency or administrative body subject to state supervision which has the authority to grant approvals and regulate pharmaceutical/biological manufacturing, marketing, reimbursement and/or pricing of the Product within the Territory, as applicable.
     1.36 “Related Party” shall mean Affiliates of Merck, and any sublicensee of Merck, in whole or in part, of the licenses granted by Dynavax to Merck under the License Agreement (which term does not include distributors), as applicable.
     1.37 “Rolling Forecast” shall have the meaning set forth in Section 3.2.
     1.38 “Specifications” shall mean manufactured in accordance with cGMPs and those specifications for Hepatitis B Surface Antigen Product as set forth on Exhibit A attached hereto, which can only be changed or modified with the prior written agreement of both Parties.
     1.39 “Steady State Pricing” shall have the meaning given such term in Section 8.1.
     1.40 “Supply Failure” shall mean [ * ].
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.41 “Supply Failure Technology Transfer Notice” shall have the meaning given such term in Section 9.1.
     1.42 “Term” shall have the meaning set forth in Section 12.1.
     1.43 “Territory” shall mean any and all countries in the world, and their territories and possessions.
     1.44 “Third Party” shall mean any or all persons or entities other than Merck and its Related Parties, and Dynavax and its Affiliates.
     1.45 “Working Cell Bank” shall have the meaning given such term in Section 13.1.

2.	[ * ]; HEPATITIS B SURFACE ANTIGEN SUPPLY; LICENSED VACCINE OR PRODUCT SUPPLY
     2.1 Merck hereby [ * ] Dynavax to act for and on the behalf of Merck and Related Parties to Manufacture and supply the Hepatitis B Surface Antigen for use with Licensed Vaccine and Product, and Dynavax accepts [ * ] to Manufacture Hepatitis B Surface Antigen for use with Licensed Vaccine or Product. The Parties acknowledge that the use of any Merck Know-How is solely for the performance of [ * ] hereunder and the retained rights of Dynavax with respect to Dynavax Know-How remain subject to Section 3.1.3 of the License Agreement. As part of its obligations, Dynavax shall supply all Materials necessary to satisfy the production requirements of Merck for Hepatitis B Surface Antigen in accordance with this Agreement. Materials shall remain the property of Dynavax and shall be used by Dynavax for satisfying its exclusive Manufacturing and supply rights to the Hepatitis B Surface Antigen.
     2.2 Except as set forth in Sections 3.3, 4.2 and 9.2 below, Dynavax shall supply Merck and Related Parties, and Merck and Related Parties shall purchase from Dynavax, Merck’s total requirements of Hepatitis B Surface Antigen for the manufacture of Licensed Vaccine and Product for commercial sale by Merck and its Related Parties in the Field in the Territory; provided, however, that the Parties acknowledge and agree Dynavax’s ability to Manufacture Hepatitis B Surface Antigen is subject to [ * ]. For the purposes of this Agreement, the reference to the requirement of Merck shall include those of its Related Parties.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     2.3 Dynavax shall supply Merck, and Merck shall purchase from Dynavax, Merck’s and its Related Party’s total requirements of Licensed Vaccine or Product, as the case may be, for use in Clinical Trials, until [ * ] (a) [ * ] and (b) [ * ] and in any event subject to (i) the terms and conditions of the Development Program (as defined in the License Agreement); and (ii) the capacity constraints of the Pilot Facility and Facility as described in Section 2.2 above. For the avoidance of doubt, the Development Program shall provide order mechanism and Delivery schedule for any Delivery of the Licensed Vaccine or Product ordered in connection with Clinical Trials.

3.	FORECASTING AND ORDERING FOR COMMERCIAL SUPPLY OF HEPATITIS B SURFACE ANTIGEN
     3.1 Long Range Forecast: At least [ * ] prior to the expected first Delivery date of Product for the first Launch in the United States or European Market (as defined in the License Agreement) (the “Major Market Launch”), the Parties shall discuss the projected annual quantity requirements for the Hepatitis B Surface Antigen for [ * ]. Thereafter, by December 1st of each Calendar Year, Merck shall provide Dynavax with an updated forecast of its annual requirements for the Hepatitis B Surface Antigen for [ * ], along with the projected annual quantity requirements for Launch in the Territory, other than the Major Market Launch (the “Long Range Forecast”). Merck shall use commercially reasonable efforts to make its long range forecast as accurate as possible. In the event the requirements for Hepatitis B Surface Antigen as set forth in the most recently updated long range forecast are significantly different from those set forth in the Rolling Forecast for the same period, Merck shall, at Dynavax’s request, provide to Dynavax an explanation for such difference. The Parties shall discuss in good faith any adjustments to potential capacity and availability of supply based on significant adjustments to the Long Range Forecast, provided that in any event Merck and Dynavax shall only be bound by the Rolling Forecast. For the avoidance of doubt, Dynavax shall not be obligated to supply, and Merck shall not be obligated to purchase, the quantities of Hepatitis B Surface Antigen set forth in the Long Range Forecast.
     3.2 Rolling Forecast: At least [ * ] prior to the expected first Delivery date of Product for the first Major Market Launch, and thereafter, on or before the dates agreed upon by
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the MST, and in any event at least [ * ], Merck shall provide Dynavax with a good faith forecast of monthly quantity requirements for the Hepatitis B Surface Antigen for [ * ] (the “Rolling Forecast”).
     3.3 Firm Order: The first [ * ] of each monthly Rolling Forecast shall be deemed as a Firm Order. Merck shall designate a Delivery date or Delivery date(s) for the Firm Orders. The Parties agree that (i) prior to the [ * ] of the first Major Market Launch, the [ * ] of each Firm Order shall not vary by more than [ * ] of the estimated quantity of the [ * ] of the previous Rolling Forecast; and (ii) following the [ * ] of the first Major Market Launch, the [ * ] of each Firm Order shall not vary by more than [ * ] of the estimated quantity of the [ * ] of the previous Rolling Forecast. If Merck places a Firm Order in excess of the maximum amount allowed pursuant to the foregoing sentence, Dynavax shall use its commercially reasonable efforts to meet Merck’s request; provided that Dynavax’s failure to supply the excess quantities shall not constitute a breach of this Agreement. Notwithstanding the foregoing, the Parties agree that all Rolling Forecasts and Firm Orders shall be subject to the capacity constraints for the Manufacture of Hepatitis B Surface Antigen as described in Section 2.2 above.
     3.4 Form of Firm Order: Each Firm Order will be in such form as Merck may specify from time to time in writing; provided that, (a) the terms and conditions of this Agreement shall be controlling over any terms and conditions included in any Firm Order and (b) any term or condition of such Firm Order that is different from or contrary to the terms and conditions of this Agreement shall be null and void and of no force or effect.
     3.5 [ * ]: Merck may [ * ], provided that (a) a notice is received by Dynavax [ * ]; and (b) such [ * ]; and provided further that in any event [ * ]. Merck acknowledges and agrees that in no event [ * ].
     3.6 Delivery Timing: Dynavax shall satisfy each Firm Order on or before the date specified in such Firm Order by Merck unless otherwise agreed to by Merck. No Deliveries of Hepatitis B Surface Antigen shall be made more than [ * ] in advance of the date specified for Delivery in a Firm Order without Merck’s written approval. Site of Manufacture shall be indicated on documents accompanying each shipment of Hepatitis B Surface Antigen.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     3.7 Pre-Major Market Launch Production: Subject to the capacity restraints set forth in Section 2.2 above, the Parties acknowledge and agree that in order for Dynavax to supply Merck’s requirements for Hepatitis B Surface Antigen, Dynavax shall commence Manufacture of the Hepatitis B Surface Antigen prior to the submission of the BLA with the Regulatory Authority. Upon execution of this Agreement, through the JDC, the Parties shall mutually agree upon a commencement date for the Manufacture of the Hepatitis B Surface Antigen and the amount to be produced to support the first Major Market Launch. Merck will issue a Firm Order for such Hepatitis B Surface Antigen to support the first Major Market Launch at least [ * ] prior to the expected first Major Market Launch. [ * ]. For the avoidance of doubt, the Parties agree that any Hepatitis B Surface Antigen Delivered under this Section 3.7 shall meet the warranties set forth in Section 5.1(a) in order for [ * ].
4. ALLOCATION; MANUFACTURING AND SUPPLY TEAM
     4.1 Notice: In the event that Hepatitis B Surface Antigen is or is anticipated by Dynavax to be in short supply due to a shortage of Hepatitis B Surface Antigen, Materials, resources or existing capacity, Dynavax shall notify Merck in writing of such circumstances as soon as possible, including the underlying reasons for such anticipated shortage, proposed remedial measures and the date such shortage is expected to end.
     4.2 Allocation: In the event of a shortage contemplated in Section 4.1, Dynavax shall allocate to Merck an amount of Hepatitis B Surface Antigen proportionate to the (x) [ * ], divided by (y) [ * ]. For clarity, [ * ]. In making any allocation under this Section 4.2, Dynavax shall [ * ].
     4.3 Manufacturing and Supply Team: No less than [ * ], the Parties shall establish a manufacturing and supply team (the “MST”) of a minimum of [ * ] members, [ * ] of whom shall be designated by Dynavax and [ * ] of whom shall be designated by Merck and its Affiliates. The MST shall be a deemed to be a sub-team of the JDC (as defined in the License Agreement) and shall substantially follow the procedures of the JDC with respect to meetings and decisions as set forth in Section 2.4 of the License Agreement; provided, however, that the Parties acknowledge and agree that the MST (and related procedures) shall (a) not have the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authority to bind a Party with respect to manufacturing and ordering except as provided in this Agreement, and (b) in any event survive past either the dissolution of the JDC or the change in function of the JDC pursuant to Section 2.4.4 of the License Agreement. Each Party shall appoint its representatives to the MST by written notice to the other Party and may substitute, from time to time, one or more of its MST representatives, at its sole discretion, effective upon notice to the other Party. The MST representatives of each Party shall have appropriate manufacturing, quality, regulatory and/or technical background, experience and knowledge. The MST shall serve as forum for discussion and resolution of manufacturing, quality, and regulatory issues contained in the BLA and supply chain issues, including, but not limited to scheduling production runs, Delivery forecasts, other production planning, capacity review and metrics. Dynavax shall provide the MST, from time to time, an update of the status, timing, and critical/key issues related to the completion of the Facility and overview of the capacity at the Facility and Pilot Facility compared to the utilization rate of each Facility or Pilot Facility, as the case may be, in order for the MST to identify any potential supply issues of the Hepatitis Surface B Antigen prior to their occurrence. Merck shall provide the MST, from time to time, an update of the status, timing, and critical/key issues in connection with the formulation, filling and packaging processes in connection with Manufacturing the Licensed Vaccines or Product, as the case may be.
5. REPRESENTATIONS, WARRANTIES AND COVENANTS
     5.1 Representations and Warranties:
          (a) Dynavax represents, warrants and covenants that (i) the Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, shall, at the time of arrival at the facility designated by Merck, from time to time (A) meet the Specifications; and (B) have been Manufactured in accordance with cGMPs; and (ii) no Hepatitis B Surface Antigen, Licensed Vaccine or Product shall, at the time of Delivery, (A) be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act (the “Act”) or (B) have been Manufactured at a Facility that employs any debarred persons pursuant to sections 306(a) and (b) of the Act.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (b) Dynavax represents, warrants and covenants that, as of the Effective Date: (i) to its knowledge, the Manufacture of Hepatitis B Surface Antigen does not infringe the intellectual property rights of any Third Party in the United States, other than those set forth on Schedule 5.1(b) hereto, or the European Market, as applicable; and (ii) Dynavax has not received written notice from any Third Party of or has no knowledge of (A) any actual or threatened claim or assertion that the Manufacture of Hepatitis B Surface Antigen infringes the intellectual property rights of such Third Party; or (B) any actual or threatened claim or assertion that the use of the Dynavax Manufacturing Technology as contemplated by this Agreement infringes any intellectual property rights of such Third Party in the United States or the European Market, as applicable.
     5.2 Expiry Dating: Dynavax represents that [ * ] for Hepatitis B Surface Antigen. Dynavax shall use its best efforts to extend such dating, such that, subject to Section 3.5, all Hepatitis B Surface Antigen; Licensed Vaccine or Product, as the case may be, supplied by Dynavax under this Agreement will have no less than [ * ] remaining when Delivered under Section 7.
     5.3 Warranty Claims:
          (a) Merck shall, within [ * ] after arrival at the facility designated by Merck, notify Dynavax in writing of any Hepatitis B Surface Antigen, Licensed Vaccine or Product that fails to meet the warranties set forth in Section 5.1(a)(i), and shall notify Dynavax in writing of all other defects within [ * ] after its discovery of the defect.
          (b) Merck shall have the right to perform analytical testing of Hepatitis B Surface Antigen, Licensed Vaccine or Product Delivered, including, without limitation, identification testing. In the event that the tests performed by Merck indicate that a shipment of such Hepatitis B Surface Antigen, Licensed Vaccine or Product does not meet the Specifications, Merck shall promptly notify Dynavax and Dynavax shall, within [ * ] after its receipt of Merck’s notice, use its best efforts to start re-test of such Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, and shall expeditiously complete such testing so that any additional testing by the testing organization that may be required as provided herein-below may
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be completed within [ * ] of Merck’s notice. If the test performed by Merck and the re-test performed by Dynavax reach inconsistent results, the Parties shall, within [ * ] after the completion of re-test by Dynavax, have Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, sample(s) mutually agreed upon by the Parties tested by a reputable Third Party testing organization selected jointly by the Parties. The Parties agree that such dispute shall not be submitted to arbitration in accordance with Section 12.6.1 of the License Agreement, and the results of such laboratory testing shall be final and binding on the Parties. If the Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be is determined to meet the Specifications by such testing organization, then Merck shall bear the cost of the Third Party testing and pay for such Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, to the extent the Manufacturing Price for such Hepatitis B Surface Antigen has not been paid, or the price agreed to by the Parties in the case of the Licensed Vaccine or Product. If the Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, is determined not to have met the Specifications, then Dynavax shall bear the cost of Third Party testing, and Dynavax shall, within [ * ], (a) replace the quantity of the Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be affected at no additional cost to Merck, or (b) in the event Dynavax cannot replace the quantity of the Hepatitis B Surface Antigen within such [ * ] period, then at Merck’s election either (i) be granted an additional period of time to be agreed to by the Parties to replace the quantity of the Hepatitis B Surface Antigen or (ii) refund the Manufacturing Price paid by Merck for such Hepatitis B Surface Antigen, or the price agreed to by the Parties in the case of the Licensed Vaccine or Product, and shall in either case, reimburse Merck for any freight, insurance, customs duties and other charges incurred by Merck in connection with Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, that is determined not to meet the Specifications.
          (c) Notwithstanding the foregoing provisions of Section 5.3(b), in the event the testing results of the independent Third Party testing organization are not available within [ * ] after Dynavax’s receipt of Merck’s notice that the Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, failed to meet the Specifications, Dynavax shall, at Merck’s request, Deliver additional Hepatitis B Surface Antigen Licensed, Vaccine or Product, as the case may be, to Merck corresponding to the amount of Hepatitis B Surface Antigen,
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed Vaccine or Product, as the case may be, in dispute. Any Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, which is determined by the independent testing organization to have failed to meet the Specifications shall be destroyed or returned to Dynavax, at Dynavax’s cost. If the independent testing organization determines that Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, meets the Specifications, Merck shall pay for the additional Hepatitis B Surface Antigen, Licensed Vaccine or Product, as the case may be, to the extent the Manufacturing Price for such Hepatitis B Surface Antigen has not been paid, or the price agreed to by the Parties in the case of the Licensed Vaccine or Product.
          (d) The Parties agree that the sole remedy for Merck for failure of the warranty under this Section 5.3 shall be to either (i) be provided a refund of amounts previously paid, or (b) for Dynavax promptly to manufacture and Deliver a replacement quantity that meets the Specifications.
     5.4 Disclaimers: The Parties intend and agree that no warranties exist beyond these stated in this Agreement. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. FURTHERMORE, EXCEPT FOR BREACH OF ITS OBLIGATIONS TO THE OTHER PARTY UNDER SECTION 4.1 OF THE LICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, LICENSEES OR SUBLICENSEES, OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES OR EMPLOYEES FOR ANY LOST PROFITS, LOSS OF BUSINESS, LOSS OF CONTRACTS, DIMINISHED GOODWILL, DIMINISHED REPUTATION, OR CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, PROVIDED, HOWEVER, THAT THIS SECTION 5.4 SHALL NOT LIMIT EITHER PARTY’S
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11 OF THE LICENSE AGREEMENT.
6. QUALITY CONTROL
     6.1 Compliance with Specifications, cGMP, etc: Dynavax shall Manufacture Hepatitis B Surface Antigen in accordance with the Specifications. Hepatitis B Surface Antigen supplied hereunder shall be labelled in compliance with the drug listing, and Dynavax shall notify Merck and the FDA of any change to the labelling that would affect the drug listing.
     6.2 Change Control: Dynavax shall provide Merck with prior written notice of, and obtain Merck’s prior written consent to, any proposed changes in Specifications, subcontractors, facilities (including the Facility or Pilot Facility), equipment, Materials (including source thereof) and Manufacturing processes in accordance with the Quality Agreement, and shall bear all costs and expenses associated with such changes, including without limitation, direct costs and expenses incurred by Merck as a result of such changes. All direct costs and expenses for changes requested by Merck shall be borne by Merck. In addition, Dynavax shall at its expense, (a) provide Merck with all information required by Merck to amend the Authorizations due to the changes implemented by Dynavax, and (b) continue to supply Merck with Hepatitis B Surface Antigen approved under the existing Authorizations until such time as the changes are permitted under the applicable Authorizations.
     6.3 Quality Control Testing: Dynavax shall perform quality control testing of all the batches of Hepatitis B Surface Antigen manufactured by Dynavax under this Agreement and shall Deliver only the batches which passed the quality control testing. Dynavax shall furnish Merck with signed original certificates of quality control testing for each such batch of Hepatitis B Surface Antigen. Dynavax shall complete and maintain intermediate bulk Hepatitis B Surface Antigen hold time stability to support defined hold times for bulk Hepatitis B Surface Antigen and the resulting Licensed Vaccine or Product. Dynavax shall release Hepatitis B Surface Antigen in accordance with EU Qualified Person Guidelines.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     6.4 Facilities, Audit and Inspection: Dynavax shall Manufacture Hepatitis B Surface Antigen at the Pilot Facility or Facility (once qualified), which may not be relocated without Merck’s prior written consent. Merck shall be entitled, [ * ] with reasonable notice, to audit Dynavax’s manufacturing documents and to inspect the Pilot Facility and/or Facility or both, and Dynavax shall, at its sole cost and expense, implement corrective actions mutually agreed upon by the Parties if Merck identifies and documents to Dynavax any noncompliance with cGMP in Dynavax’s manufacturing process. Notwithstanding the foregoing, Merck shall have the right to conduct additional audits to the extent necessary to address specific quality problems relating to the Manufacture or in response to Regulatory Authority requirements. Dynavax shall also cause its subcontractors and suppliers to permit Merck, at reasonable intervals with appropriate notice, to audit such subcontractors and suppliers in the event Merck elects to do so, and shall cause such subcontractors and suppliers to implement corrective actions mutually agreed upon by the Parties if Merck identifies and documents any noncompliance with the cGMP with respect to the performance of Dynavax’s subcontractors or suppliers. Dynavax shall advise Merck promptly of any Regulatory Authority inspections and their outcomes, or any written or oral inquiries by such Regulatory Authority. Dynavax shall provide Merck promptly with a summary of the inspection results and a copy of any responses to such inspection results.
     6.5 Equipment Validation: Dynavax shall be responsible for operating and maintaining the Facility, the Pilot Facility and equipment, validating the equipment (including without limitation conducting installation, operational and performance qualification), production, cleaning, packaging, process and any other appropriate steps performed at the Facility or Pilot Facility in accordance with (a) cGMPs and (b) Dynavax’s standard operating procedures.
     6.6 Certificates of Analysis: Dynavax shall provide Merck with certificates of analysis related to Hepatitis B Surface Antigen for each batch released for Delivery hereunder. These certificates will document that each batch received by Merck conforms to the Specifications at the time such Hepatitis B Surface Antigen is Delivered from the Facility or Pilot Facility, as the case may be. These certificates shall include results of tests performed to meet the Specifications, the date of Manufacture, expiry date for Hepatitis B Surface Antigen as
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

appropriate, and any other information to support final release of Licensed Vaccine or Product. A copy of each certificate shall be included with each batch Delivered to Merck, and one copy shall be delivered by electronic media contemporaneously to the Merck representative specified in the applicable Firm Order.
     6.7 Test Methods: Dynavax shall supply Merck and any Regulatory Authority that conducts testing with analytical test methods and other testing know-how, including method validation, required to perform local testing as may be required by the Regulatory Authority in the Territory, upon request, with appropriate quantities of reference standards relating to Hepatitis B Surface Antigen, ISS 1018, and Licensed Vaccine (to the extent controlled by Dynavax) free of charge, in order to facilitate Merck’s testing.
     6.8 Final Release: Merck shall be responsible for the final release of Product for sale in the Territory in accordance with Merck’s standard practices and the BLA. Dynavax shall provide Merck with copies of all relevant records as requested by Merck, including, but not limited to any significant Manufacturing deviations or any out-of-Specification test result, significant changes to manufacturing or testing, and copies of each batch record controlled by Dynavax with respect to Manufacturing hereunder and necessary in order for Merck to comply with its responsibilities for final release of Licensed Vaccine and/or Product. A complete listing of documents required for final release will be listed in the Quality Agreement (as defined below).
     6.9 Avoidance of Cross-Contamination: Dynavax hereby confirms, as of the Effective Date, that Dynavax is not producing, packaging, labelling, warehousing, quality control testing (including in-process, release and stability testing), releasing or shipping any chemical entity classified as penicillins or other beta-lactam antibiotics such as cephalosporins or carbapenems, steroids, hormones, alkaloids, controlled substances, Live Agents, cytotoxic drug substances, pesticides, herbicides, fungicides, or other toxic non-drug substances in the Facilities. The term “Live Agent” means a product containing a living organism that causes infectious disease, including, but not limited to, viruses, bacteria, rickettsia, fungi, and protozoa. In the event that Dynavax intends, during the Term, to produce, package, label, warehouse, quality
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

control test (including in-process, release but excluding stability testing), release or ship any chemical entity belonging to the classes of products listed above in the Facility or Pilot Facility, Dynavax shall promptly notify Merck in writing of its intention to do so in order to allow Merck to consider any potential questions of cross-contamination or regulatory requirements. In the event Merck reasonably identifies a potential problem which may result in cross-contamination with Product or Regulatory Authority requirements that would prohibit the activity, Merck shall provide Dynavax with written notice and the Parties shall meet to seek to resolve the problem in good faith; provided that, in no event shall Hepatitis B Surface Antigen Manufactured at the Pilot Facility or Facility identified in Merck’s notice be Delivered to Merck after the date of the notice until such problem has been resolved to the reasonable satisfaction of both Parties.
     6.10 Annual Reviews: Dynavax shall implement and perform an annual review program for the Manufacture of bulk Hepatitis B Surface Antigen mutually agreed by the Parties including, but not limited to, a review of production-related and quality control testing, as more fully described in the Quality Agreement.
     6.11 Quality Agreement: No later than [ * ] after the Effective Date, the Parties shall negotiate in good faith and execute a quality agreement (the “Quality Agreement”) which shall (a) supplement the terms of this Article 6, and (b) set forth in detail the quality assurance arrangements and procedures with respect to Hepatitis B Surface Antigen and the cGMPs responsibilities between the Parties.
7. DELIVERY
     7.1 Dynavax shall Deliver, or arrange for Delivery of, the Hepatitis B Surface Antigen purchased by Merck hereunder in accordance with the Firm Order [ * ] (as the case may be, “Deliver” or a “Delivery”). Merck shall [ * ] for (a) [ * ], and (b) [ * ].
8. MANUFACTURING PRICE; PAYMENT PROCEDURE
     8.1 Manufacturing Price: The manufacturing price of the Hepatitis B Surface Antigen shall be [ * ] (the “Initial Pricing”); and [ * ] (the “Steady State Pricing”, together with
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Initial Pricing, the “Manufacturing Fee”). On an ongoing basis but not less than once per year, the Parties agree to hold good faith discussions to review ways in which [ * ].
     8.2 Adjustment to Steady State Pricing: The Steady State Pricing shall be subject to an adjustment commencing [ * ] of the Major Market Launch equal to the increase in the [ * ]; provided, however, that in no event shall the annual increase be greater than [ * ] when compared to the previous years Steady State Price; provided further that if the increase in such index for the immediately preceding anniversary exceeds [ * ].
     8.3 Invoice and Payment: Dynavax shall invoice Merck for each shipment of Hepatitis B Surface Antigen upon Delivery in accordance with this Section 8.3. Each Complete Invoice shall be sent via facsimile or similar electronic means, followed by an original copy forwarded via first class mail. Merck shall pay in full for each Complete Invoice within [ * ] from the date of Merck’s receipt of the Complete Invoice.
     A “Complete Invoice” is an invoice that contains the following information and any other information specifically requested by Merck prior to Delivery: (a) name of Dynavax and “Remit to” wire account and address, (b) Merck’s purchase order number, (c) invoice number, (d) invoice date, (e) description of goods and services, (f) total invoice amount with miscellaneous charges listed separately and (g) payment terms consistent with the terms of this Agreement.
     8.4 Taxes: To the extent that Hepatitis B Surface Antigen supplied hereunder is subject to any sales, use, value added or any other taxes, payment of said taxes, if any, is Merck’s sole responsibility; provided that Dynavax shall be liable for any and all taxes on any and all income it receives from Merck under this Agreement.
9. SECURITY OF SUPPLY
     The Parties shall undertake the following arrangements to ensure continued supply of Hepatitis B Surface Antigen.
     9.1 Master Cell Banks. Dynavax shall [ * ] (each, a “Master Cell Bank”, together the “Master Cell Banks”) [ * ].
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     9.2 Backup Source. Following [ * ], in order to [ * ], Dynavax agrees to maintain [ * ] (the “Pilot Facility”) [ * ].
10. TECHNOLOGY TRANSFER
     10.1 Supply Failure Technology Transfer: Dynavax shall promptly notify Merck in writing of the reasons for a Supply Failure, any proposed remedial measures with regard thereto and the date such Supply Failure is expected to end. If such Supply Failure will end [ * ], the Parties shall continue the supply relationship. If Merck believes that the Supply Failure will not end in such period, the Parties shall submit the matter for dispute resolution pursuant to Section 12.6 of the License Agreement; provided, however, [ * ].
     10.2 Process Technology Transfer: As soon as practicable following the Effective Date, but no later than [ * ] from the Effective Date, [ * ].
11. CUSTOMER COMPLAINTS AND RECALL
     11.1 Customer Complaints: Merck shall be responsible for and take control over responding to any complaint or claim relating to the Product which is distributed and sold by Merck or its Related Parties in the Territory; provided however that when any such complaint or claim is reasonably suspected to be due to Dynavax’s Manufacturing of Hepatitis B Surface Antigen, Merck shall so notify Dynavax and Dynavax shall promptly investigate its Manufacturing and report to Merck the result of such investigation, including the rectifying steps to be taken if any defect is found in the Manufacturing or the quality control, and shall implement such rectifying steps at Dynavax’s sole cost and expense. In any event, Merck shall keep Dynavax informed of any complaints or claims relating to the Product that might reasonably be related to the Manufacture of the Hepatitis B Surface Antigen.
     11.2 Recalls: Merck shall have the right to make decisions to recall Product in the Territory and shall promptly notify Dynavax after Merck makes such decision. In the event that a recall is caused by (a) breach of any of the representations, warranties and covenants set forth in Sections 5.1 and 5.2 of this Agreement, or (b) Dynavax’s negligence or willful misconduct, Dynavax shall reimburse Merck for (i) the Manufacturing Price paid by Merck for Hepatitis B
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Surface Antigen incorporated in the recalled Product, (ii) all costs associated with shipping and distributing the recalled Product, and (iii) all expenses reasonably incurred in connection with such recall.
12. TERM AND TERMINATION
     12.1 Term: This Agreement shall become effective on the Effective Date and shall continue in full force and effect for [ * ], unless otherwise terminated in accordance with this Agreement or the License Agreement (the “Term”).
     12.2 Termination by Either Party for Uncured Material Breach: This Agreement may be terminated by written notice given by either Party for material breach by the other Party, effective upon notice following the expiry of the cure periods described in the License Agreement, as set forth in Section 10.3.1 of the License Agreement, or if the BLA relating to the Licensed Vaccine or Product is deactivated or withdrawn by any Regulatory Authority in the US or European Market, provided that such termination shall only be effective if the deactivation or withdrawal remains in effect [ * ] of such notice.
     12.3 Termination by Merck: This Agreement may be terminated by written notice given by Merck to Dynavax, effective upon notice following the expiry of the cure periods described below, as follows:
          (a) if the License Agreement terminates for other than a breach by Merck; or
          (b) if any required license (including the commercial manufacturing license issued in Germany), permit or certificate of Dynavax to Manufacture Hepatitis B Surface Antigen is not approved or not issued or is deactivated or withdrawn by any Regulatory Authority in the US or European Market and such non-approval, non-issue, deactivation or withdrawal would inevitably cause Dynavax to be unable to meet its supply obligations hereunder; provided, that such termination shall only be effective if remaining uncured [ * ] after receipt of such notice.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     12.4 Consequences of Certain Terminations by Merck: In the event that this Agreement is terminated by Merck in accordance with Sections 12.2 or 12.3 above, Merck shall, at its option, either (a) have the right (but not the obligation) within [ * ] of termination to purchase all Hepatitis B Surface Antigen already Manufactured by Dynavax pursuant to Firm Orders at the Manufacturing Price and (i) to sell the resulting Product in the Territory, and (ii)receive a technology transfer for the Hepatitis B Surface Antigen pursuant to Section 10.1; [ * ]; or (b) require Dynavax to purchase at the Manufacturing Price all Hepatitis B Surface Antigen inventory in Merck’s possession, along with the cost of Materials reasonably incurred by Merck to further process the Hepatitis B Surface Antigen into Product. In such event, all Firm Orders shall be cancelled and Merck and Dynavax shall have no further liability with respect thereto.
     12.5 Consequences of Certain Terminations by Dynavax and by Merck for Convenience: In the event that this Agreement is terminated by Dynavax in accordance with Section 12.2 above or by Merck in accordance with Section 10.2.1 of the License Agreement, Dynavax shall have the right to (a) sell to Merck (and Merck shall have the obligation to purchase) (i) all Hepatitis B Surface Antigen already Manufactured by Dynavax pursuant to Firm Orders at the Manufacturing Price and (ii) to the extent that Dynavax shall not exercise it rights pursuant to Section 10.4.3 of the License Agreement, all Materials and work-in-process then owned by Dynavax or for which Dyanvax has non-cancellable commitments which cannot be diverted to Dynavax’s other uses; and (b) (i) either cancel all Firm Orders or require Merck to purchase all Hepatitis B Surface Antigen to be Manufactured pursuant to Firm Orders and (ii) to the extent that Dynavax shall not exercise its rights pursuant to Section 10.4.3 of the License Agreement, all Materials and work-in-process then owned by Dynavax or for which Dyanvax has non-cancellable commitments which cannot be diverted to Dynavax’s other uses.
     12.6 Consequences of Natural Expiration: Upon the expiration of the Term, other than for termination under Sections 12.2 or 12.3, Dynavax shall grant Merck a technology transfer for the Hepatitis B Surface Antigen pursuant to Section 10.1; [ * ]. [ * ] prior to the expiration of this Agreement, Dynavax shall provide copies of all existing Manufacturing
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Technology to Merck in order to allow Merck to commence the process of performing the technology transfer outlined in Section 10.1.
     12.7 Accrued Rights: Unless otherwise agreed in this Agreement, termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued under this Agreement prior to the termination. Upon the termination under Section 12.2, outstanding debts due to the other Party shall become due and payable immediately irrespective of any payment terms previously agreed upon by the Parties.
     12.8 Other Remedies: Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have under this Agreement or at law or in equity with respect to any breach of this Agreement.
13. MANUFACTURING RECORDS
     13.1 All Manufacturing records (other than the Master Cell Bank and Working Cell Bank records, which shall be retained indefinitely) shall be retained by Dynavax for a period of [ * ]; provided that all Manufacturing records associated with validation batches shall be retained by Dynavax throughout the term of this Agreement. Dynavax shall provide Merck with complete and accurate copies of the appropriate documents for each production batch, upon Merck’s request. Dynavax shall notify Merck of any intention to destroy Manufacturing records after the applicable retention period set forth above and shall afford Merck the opportunity to obtain such records. For purposes of this Section 13.1, “Working Cell Bank” shall mean a cell bank prepared from aliquots of a homogeneous suspension of cells obtained from culturing the Master Cell Bank.
14. INSURANCE
     14.1 Dynavax shall procure and maintain, at it sole cost and expense, with a carrier rated “A-” or higher by A.M. Best, (a) comprehensive general liability and/or umbrella insurance, with coverage limits of not less than [ * ], and (b) property/casualty insurance on all material property owned, leased or in the possession of Dynavax, including, but not limited to the Facility and Pilot Facility, with coverage limits of not less than replacement cost. In addition
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the foregoing, Dynavax shall maintain product liability insurance against claims arising from the Manufacture, distribution and use of Hepatitis B Surface Antigen, Licensed Vaccine or Product (to the extent provided by Dynavax to Merck herein), with coverage limits of not less than [ * ]. Dynavax shall maintain such policies at all times during the Term (and any extension thereof), and shall provide such coverage for no less than [ * ]. All Dynavax insurance required under this Section 14.1 shall name Merck as an additional insured. Dynavax shall provide Merck with certificates of insurance with respect to this Section 14.1 promptly following the Effective Date. Dynavax shall immediately notify Merck or any changes in the status of the insurance specified in this Article 14, and shall from time to time thereafter, at Merck’s reasonable request, provide to Merck with a certificate of insurance attesting that such insurance remains in full force and effect. Maintenance by Dynavax of the insurance required by this Section 14.1 shall not relieve Dynavax of any responsibility for liability in excess of insurance limits or otherwise.
     14.2 Merck shall procure and maintain or otherwise self-insure at the levels corresponding to those provided for Dynavax in Section 14.1, and shall provide coverage, if under a policy of insurance, for no less than [ * ]. Maintenance by Merck of the insurance or self-insurance required by this Section 14.2 shall not relieve Merck of any responsibility for liability in excess of insurance limits or otherwise.
15. INTEGRATION; SURVIVAL
     15.1 All the following provisions of the License Agreement are hereby incorporated by reference for all purposes herein: Articles 4, 11 and 12.
     15.2 The following provisions shall survive any expiration or termination of this Agreement: Articles 1, 4, 5, 6, 7, 8, 9, 10, 12, 13, 14 and 15; and Sections 2.1, 2.2, 11.4, 11.5, 11.6, 11.7, and 11.8 of this Agreement; and Articles 11 and 12 of the License Agreement. Any and all such provisions shall remain in full force and effect in accordance with their terms.
     15.3 In the event of any conflicts between the terms of this Agreement and the License Agreement, the terms of this Agreement shall prevail; provided that in no event shall any term of
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement be deemed to amend or modify Article 2, Article 3, Article 5 and Article 9 of the License Agreement.
16. U.N. CONVENTION ON INTERNATIONAL SALE OF GOODS
     16.1 Notwithstanding any provision contained herein to the contrary, the Parties hereby expressly agree that the U.N. Convention on International Sale of Goods shall not apply.
17. COUNTERPARTS
     17.1 This Agreement may be executed in identical duplicate copies exchanged by telefacsimile transmission or by electronic mail in .pdf format with acknowledgment of receipt (other than by automated response) by the receiving Party. The Parties agree to execute two (2) identical original copies of this Agreement after exchanging signed telefacsimile/electronic versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In Witness Whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.
Merck & Co., Inc.
By: /s/ Richard T. Clark
Name: Richard T. Clark
Title: Chairman, President and Chief Executive Officer
Dynavax Technologies Corporation
By: /s/ Dino Dina
Name: Dino Dina, M.D.
Title: President and Chief Executive Officer
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
[ * ]
     [ * ].
     [ * ]

[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B
Price
[ * ]
[ * ]
[ * ]
[ * ].
[ * ]
[ * ].
[ * ]
[ * ]

	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]		[ * ]	[ * ] [ * ]
[ * ]

	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]		[ * ]	[ * ] [ * ]
[ * ].
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.1(b)
[ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.